Exhibit 4.1    Form of Convertible Promissory Note in favor of the Lenders



                           CONVERTIBLE PROMISSORY NOTE

                                                           Hartford, Connecticut

$___________                                                  December ___, 2000

         For value received, MEDIA DROP-IN PRODUCTIONS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________, or his assigns (hereinafter "Lender"), at _________________, the principal sum of ____________________ dollars ($__________) together with interest thereon beginning as of the date hereof, at a fixed rate per annum of twelve percent (12%) (except in the event of default as provided herein), computed daily on the basis of a three hundred sixty (360) day year and actual days elapsed and payable monthly in arrears on the first of each month, commencing _______________. Unless converted pursuant to the conversion provisions contained herein, the entire outstanding principal balance shall be due, if not sooner paid, on May 15, 2001 (the "Maturity Date"). All payments shall be applied first to the payment of interest on the unpaid principal balance of this Promissory Note (including all renewals, extensions or modifications hereof, the "Note") and then to the balance of the principal of this Note.

         This Note is issued pursuant to the certain Loan Agreement by and among Lender, Borrower and MDI Entertainment, Inc. (the "Guarantor") of even date herewith (the "Loan Agreement"), and is secured by a security interest in all of Borrower's assets pursuant to a Security Agreement, of even date herewith, between Borrower and Lender (the "Borrower Security Agreement"). Pursuant to a Guaranty Agreement ("Guaranty") of even date herewith, Guarantor has guaranteed all of the obligations of Borrower to Lender, including Borrower's obligations under this Note. The Guaranty is secured by a security interest in substantially all of Guarantor's assets pursuant to a Security Agreement, of even date herewith, between Guarantor and Lender (the "Guarantor Security Agreement"). The Loan Agreement, the Borrower Security Agreement, the Guaranty and the Guarantor Security Agreement are sometimes hereinafter collectively referred to as the "Loan Documents."

         Notwithstanding any provisions of this Note, it is the understanding and agreement of the Borrower and Lender that the maximum rate of interest to be paid by Borrower to Lender shall not exceed the maximum permissible rate of interest to be charged by Lender under applicable laws. Any amount paid by Borrower in excess of such rate shall be deemed to be a payment in reduction of principal except to the extent that such amount is in excess of the then outstanding principal amount, in which event such excess shall be returned to the Borrower.

         Lender may collect a "late charge" equal to five (5%) percent of any installment of interest or principal, or of any taxes, assessments and insurance paid by Lender, which is not paid or reimbursed by the Borrower within ten (10) days of the due date thereof to cover the extra expense involved in handling such delinquent payment.

         Borrower may prepay this Note in whole or in part at any time without penalty. Any and all prepayments shall be credited first to accrued interest to the date of the prepayment and then to the unpaid principal until the entire indebtedness has been paid.

         Each of the following shall be deemed to be an "Event of Default": (i) the failure of Borrower to pay (a) any periodic installment of interest when such installment shall become due and payable hereunder and such default continues for ten (10) days, or (b) the outstanding principal balance of this Note, together with accrued and unpaid interest thereon, on the Maturity Date; and (ii) the occurrence of an event of default or default under any of the Loan Documents beyond any applicable grace or cure periods set forth therein. Upon the occurrence of an Event of Default, the entire indebtedness with accrued interest thereon due under this Note may, at the option of Lender, by written notice, be accelerated and become immediately due and payable without demand or other notice of any kind. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

         In addition to all other rights contained in this Note, if an Event of Default occurs and as long as such Event of Default continues, the outstanding principal balance hereof shall bear interest at the rate of twenty-four percent (24%) per annum (the "Default Rate"). The Default Rate shall also apply from and after the Maturity Date or, if earlier, the acceleration of this Note, until the entire principal balance of this Note, and all accrued interest thereon, is paid in full. Notwithstanding anything contained herein, if the Borrower fails to pay the principal balance of this Note, and all accrued and unpaid interest thereon, on or before the Maturity Date, the Default Rate shall be applied to the principal balance of this Note retroactive to the date of this Note.

         This Note shall be subject to conversion as set forth below:

         (a) Optional Conversion by Holder. The Holder of this Note shall have the right, at its option, at any time prior to the close of business on the Maturity Date, or until such time as the outstanding principal amount of this
Note is paid, to convert the outstanding principal amount of this Note into that number of fully-paid and non-assessable shares of Common Stock, $.001 par value per share, of the Guarantor (the "Common Stock"), determined by dividing (A) the outstanding principal under this Note (the "Note Balance") on the Conversion Date (as defined below) by (B) $1.75 (the "Conversion Price"). In order for the Holder to exercise this optional conversion privilege, the Holder of this Note shall surrender this Note to the Guarantor during usual business hours at the Guarantor's principal executive office, accompanied by written notice in form attached hereto as Exhibit A, that the Holder elects to convert the principal amount of this Note or a portion hereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

         (b) Surrender of Note and Delivery of Certificates. When surrendered for conversion, this Note shall, unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Guarantor duly executed by, the Holder or such Holder's duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion and the receipt of the notice specified above (in the case of optional conversion by the Holder), the Guarantor shall deliver or cause to be delivered to the Holder, or on the Holder's written order, a certificate or certificates for the number of full shares issuable upon the conversion of this Note, in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the time this Note shall have been surrendered for conversion and the notice specified above shall have been received by the Guarantor at its principal executive office (the "Conversion Date"), and the Holder in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby. If less than the entire outstanding principal amount of this Note is being converted, a new Note shall promptly be delivered to the Holder for the unconverted principal balance and shall be of like tenor as to all terms as the Note surrendered.

         (c) Adjustment of Conversion Price. (1) In case the Guarantor shall (i) declare a dividend payable in its Common Stock; (ii) subdivide its outstanding capital stock into a larger number of shares by reclassification, stock split or otherwise; or (iii) combine its outstanding capital stock into a smaller number of shares by reclassification or otherwise, the number of shares of Common Stock issuable upon conversion of this Note immediately prior to any such event shall be adjusted proportionately so that thereafter the Holder of this Note shall be entitled to receive upon conversion of this Note the number of shares of Common Stock which such Holder would have owned after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Note shall become effective immediately after the record date in the case of a stock dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (2) If, prior to maturity of this Note, the Guarantor shall at any time consolidate or merge with another corporation (other than a merger or consolidation in which the Guarantor is the surviving corporation), the registered Holder hereof will thereafter be entitled to receive, upon the conversion hereof, the securities or property to which a Holder of the number of shares of Common Stock then deliverable upon the conversion hereof would have been entitled upon such consolidation or merger, and the Guarantor shall take such steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Note.

         (d) Notice. In case the Guarantor proposes to take any action referred to in Section (c) above, or to effect the liquidation, dissolution or winding up of the Guarantor, then the Guarantor shall cause notice thereof to be mailed to the registered Holder of this Note, at least twenty (20) days prior to the date on which the transfer books of the Guarantor shall close or a record be taken for such stock dividend or the date when such reclassification, liquidation, dissolution or winding up shall be effective, as the case may be, but failure to give such notice shall not affect the validity of the action so taken.

         (e) Statement of Adjustment. Whenever the Conversion Price shall be adjusted as provided in Section (c) above, the Guarantor shall forthwith file at its principal executive office, a statement, signed by the President, any Vice President, the Treasurer or Secretary of the Guarantor, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Guarantor shall also cause a notice setting forth any such adjustment to be delivered to the Holder of this Note.

         (f) Fractional Shares. No fractional shares of Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion. Such payment shall be based on the last reported closing price of the Common Stock.

         (g) Accrued Interest. Upon the conversion of this Note, the Guarantor shall be required to pay any accrued but unpaid interest on the amount so converted up to the Conversion Date.

         (h) Taxes on Conversion. If the Holder converts this Note, the Guarantor shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Guarantor, or it transfer agent, may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until receipt of a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

         (i) Reservation of Stock. The Guarantor covenants that during the term that this Note is convertible, the Guarantor will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of this Note, and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon the conversion of this Note. The Guarantor further covenants that all Shares that may be issued upon the conversion of this Note, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein), and will be validly issued, fully paid and nonassessable.

         (j) Securities Act. Upon conversion of this Note, the registered Holder may be required to execute and deliver to the Guarantor an instrument, in form satisfactory to the Guarantor, representing that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the certificates representing such shares may bear a legend restricting transfer unless registered under the Securities Act or exempt from such registration.

         This Note has been executed and delivered in accordance with the Loan Agreement, which sets forth further terms and conditions upon which the entire unpaid principal hereof and all interest hereon may become due and payable prior to the stated maturity hereof, and generally sets forth the rights of Lender and duties of Borrower with respect hereto.

         Borrower agrees to pay all taxes levied or assessed upon this Note and to pay all costs, expenses and attorneys' fees incurred by Lender in any proceedings for the collection, defense, preservation, enforcement or protection of this Note, in realizing on or disposing of collateral given under any mortgage, chattel mortgage, or other security agreement securing this Note or in protecting or sustaining the security interest given in said mortgage, chattel mortgage, or other security agreement. Borrower hereby gives Lender a lien and right of setoff for all Borrower's liabilities upon and against all the deposits, credits, collateral and property of Borrower, now or hereafter in the possession or control of Lender or in transit to it. Lender may, in the event of a Default, or upon the occurrence of any event or condition which would constitute such a Default but for the requirement that notice be given or time elapsed or both, apply or setoff the same, or any part thereof, to any liability of Borrower, even though unmatured.

         BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE. BORROWER IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST BORROWER IN RESPECT OF THIS NOTE. Borrower and all guarantors, endorsers and other parties now or hereafter becoming liable for payment of this Note hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations, and agrees that the time for payment of this Note may be changed and extended at Lender's sole discretion, without impairing its liability hereon, and further consents to the release of all or any part of the security for the payment hereof at the discretion of Lender, or the release of any party liable for this obligation without affecting the liability of Borrower. Any delay on the part of Lender in exercising any of its rights or remedies shall not operate as a waiver of any such right or remedy, and any waiver granted on one occasion shall not operate as a waiver in the event of any subsequent Default.

         This Note shall bind the successors and assigns of the Borrower and shall inure to the benefit of Lender, and his heirs, executors, administrators, successors and assigns.

         This Note shall be governed by and construed in accordance with the laws of the State of Connecticut. Borrower irrevocably consents to the jurisdiction of the courts of the State of Connecticut with respect to all matters concerning this Note and any related agreements.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                                MEDIA DROP-IN PRODUCTIONS, INC.



                                                By: _________________________
                                                      Name:
                                                      Title:





                 [signature page to Convertible Promissory Note]

                                                                     EXHIBIT A

                                Conversion Notice

To convert this Note into Common Stock of the Guarantor, check the box:

To convert only part of this Note, state the amount to be converted:

$----------------

If you want the stock certificates made out in another person's name, fill in the form below:

---------------------------------------
[name]

---------------------------------------
[insert other person's soc. Security or tax I.D. no.


---------------------------------------

---------------------------------------
[print or type the other person's complete address]

Date: ___________________________________


Your signature: ___________________________
[sign exactly as your name appears on the first page of this note]

* Signature guaranteed by:__________________________

By:_____________________________________________


*signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.